UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 9, 2015

UNITED CANNABIS CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

000-54582	1600 Broadway, Suite 1600 Denver, CO 80202	46-5221947
(Commission File Number)	(Address of Principal Executive Offices and Zip Code)	(IRS Employer Identification Number)

(303) 386-7321
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

10% Convertible Promissory Note

On December 16, 2015, United Cannabis Corporation (the “Company”) issued a 10% Convertible Promissory Note to Tangiers Investment Group, LLC, a Delaware limited liability company (the “Buyer”), with a face amount of $500,000 (the “Note”), convertible into shares of common stock of the Company, upon the terms and subject to the limitations and conditions set forth in the Note.  The transaction closed on December 16, 2015, and the Note was dated December 9, 2015. In addition, on December 16, 2015, the Company entered into a Security Agreement dated December 11, 2015, with the Buyer granting to the Buyer a security interest in the goods and equipment owned by the Company during the term of the Note.

The payment tranches of the Note mature in one year from each respective funding. The Note bears interest at the rate of 10% per annum, and any amount of the principal or interest on the Note that is not paid when due bears interest at the rate of 20% per annum. The Note also carries a 10% original issue discount.

On December 16,, 2015, the Company received a $220,000 initial funding from the Buyer, less $20,000 in original issue discount, and less $10,000 of debt issuance costs to an unrelated third party so that the Company realized net proceeds of $190,000. The Note carries certain covenants, piggyback registration rights, anti-dilution rights, default rights and redemption rights, all as discussed therein. A copy of the Note is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Note, the Buyer is entitled, at its option, at any time, to convert all or any part of the outstanding and unpaid principal and accrued interest into shares of the Company’s common stock at a price per share equal to 55% of the average of the three lowest closing bid prices during the 10 consecutive trading days ending on the latest complete trading day prior to the conversion date.

The terms of the Note limit the number of shares of Company common stock into which the Note may be converted such that upon conversion, the Buyer and its affiliates may not hold beneficially more than 9.99% of the Company’s outstanding common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Buyer is an accredited investor, the Buyer took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Copies of the Note and Security Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing summaries of the terms of the Note and Security Agreement are qualified in their entirety by reference to Exhibits 4.1 and 10.1, respectively.

ITEM 2.03  CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this Item 3.02 is contained in Item 1.01 hereof and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

Exhibit Number	Description

4.1	10% Convertible Promissory Note made by United Cannabis Corporation in favor of Tangiers Investment Group, LLC dated December 09, 2015
10.1	Security Agreement dated December 11, 2015, by and between Tangiers Investment Group, LLC and United Cannabis Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CANNABIS CORPORATION

Dated: December 22, 2015	By: /s/ Chad Ruby
Chad Ruby
Chief Operating Officer